SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C.  20549

                                   FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):   May 21, 2001


                           First Health Group Corp.
            (Exact name of registrant as specified in its charter)


           Delaware               0-15846                36-3307583
 (State of Incorporation)       (Commission             (IRS Employer
                                File Number)          Identification No.)


 3200 Highland Avenue, Downers Grove, IL                    60515
 (Address of principal executive offices)                 (Zip Code)


                                (630) 737-7900
             (Registrant's telephone number including area code)

 Item 5:   Other Events

 On May 21, 2001, First Health Group Corp. (the "Company") announced that it had entered into a definitive agreement to acquire CCN Managed Care, Inc. ("CCN"), a national group health, workers' compensation and auto managed care company based in San Diego, CA from HCA-The Healthcare Company. The Company will acquire 100% of the capital stock of CCN and 100% of the capital stock of Preferred Works, Inc. for a purchase price of approximately $195 million in cash. The transaction is anticipated to close in July 2001, subject to regulatory approval.


 Item 7. Exhibits

 Exhibit 99: First Health Group Corp. press release dated May 21, 2001.



                                  SIGNATURES


 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  First Health Group Corp.



 May 31, 2001                     /s/  Joseph E. Whitters
                                  ---------------------------
                                  Vice President, Finance and
                                  Chief Financial Officer